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                               NOBILITY HOMES INC.

     P.O. BOX 1659 OCALA, FLORIDA 34478 352-732-5157 www.nobilityhomes.com

                       NOBILITY HOMES ANNOUNCES SALES AND
                       EARNINGS FOR ITS FIRST QUARTER 2004


         Ocala, FL...March 4, 2004 Nobility Homes, Inc. (NASDAQ-NMS SYMBOL NOBH) today announced sales and earnings results for its first quarter ended January 31, 2004. Sales for the first quarter of fiscal 2004 were up 20% to $10,198,241 as compared to $8,482,415 recorded in first quarter of 2003. Income from operations for fiscal year 2004 was up 20% to $1,002,011 versus $838,387 in the same period a year ago. Net income after taxes was up 31% to $783,881 as compared to $600,584 last year. Basic and diluted earnings per share for the first quarter increased 27% to $0.19 per share compared to $0.15 per share last year.
         Nobility's financial position continued to improve during the first quarter of 2004 and remains very strong with cash and cash equivalents, short and long-term investments of $16,412,952 and no outstanding debt. Working capital is $15,015,935 and our ratio of current assets to current liabilities is 3.9:1. Stockholders' equity increased to $27,225,805 and the book value per share of common stock increased to $6.79. The Company did not purchase any shares of its common stock during the first quarter but is authorized by the Company's Board of Directors to purchase up to 100,000 additional shares of the Company's stock in the open market. The Board of Directors declared an annual cash dividend of $0.10 per common share for fiscal year 2003, payable January 12, 2004 to stockholders of record as of December 29, 2003.
         Terry Trexler, President stated, "First quarter sales of fiscal 2004, historically our weakest quarter, continued to be adversely impacted by the very competitive market caused by the industry's high repossession rate, tight retail credit standards, high unemployment and uncertain economic conditions in our country. Latest twelve-month manufactured housing industry shipments nationwide declined an estimated 22% and industry shipments in Florida, our primary market, were down an estimated 5%. Although Nobility continues to out-perform the industry, in the near term we anticipate continued pressure on both sales and earnings resulting from these factors, plus recent price increases in lumber, OSB, steel and oil-related products and services. Management is optimistic for the remainder of fiscal 2004, convinced that our specific geographic market is one of the best long-term growth areas in the country and because of the strong operating leverage inherent in the Company. With an improving economy, better consumer confidence, declining unemployment claims, and continued low interest rates in 2004 management expects the demand for our homes to improve. The Company is well positioned to capitalize on the demand in the future by controlling the retail distribution, financing, and insuring of our homes and by being financially sound to take advantage of opportunities as they develop.
         Nobility Homes, Inc. has specialized for the past 36 years in the design and production of quality, affordable manufactured homes at its two plants located in central Florida. With seventeen Company-owned retail sales centers, a finance company joint venture, and an insurance subsidiary, Nobility is the only vertically integrated manufactured home company headquartered in Florida.


         Management will hold a conference call on Thursday, March 4, 2004, at 4:30 pm eastern time. To participate, please dial 888-569-5033. The confirmation code for the call is 564805. You may also access the call at
www.nobilityhomes.com OR http://www.firstcall
events.com/service/ajwz401497970gf12.html Contact person: Terry Trexler 352.732.5157

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws, including our statement that working capital requirements will be met with internal sources. Although Nobility believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, continued excess retail inventory, increase in repossessions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchases, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, and the impact of marketing and cost-management programs.

                              NOBILITY HOMES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                    January 31,        November 1,
                                                                                       2004               2003
                                                                                  ----------------   ----------------
                                                                                    (Unaudited)
Assets
Current Assets:
      Cash and cash equivalents                                                   $  10,305,550       $ 10,641,748
      Short-term investments                                                            369,556            342,550
      Accounts receivable - trade                                                       814,769          2,096,128
      Inventories                                                                     7,431,676          6,557,659
      Deferred income taxes                                                             477,541            485,716
      Prepaid expenses and other current assets                                         829,205            501,014
                                                                                   ------------        -----------

           Total current assets                                                      20,228,297         20,624,815

Property, plant and equipment, net                                                    3,283,286          3,136,506
Long-term investments                                                                 5,737,846          5,249,825
Investment in joint venture - Majestic 21                                             1,274,806          1,203,804
Deferred income taxes - noncurrent                                                       15,050             15,050
Other assets                                                                          1,898,882          2,474,905
                                                                                   ------------        -----------

           Total assets                                                           $  32,438,167       $ 32,704,905
                                                                                   ============        ===========

Liabilities and stockholders' equity Current liabilities:
      Accounts payable                                                            $   1,077,772       $  1,484,997
      Accrued expenses and other current liabilities                                  2,974,117          2,988,131
      Accrued compensation                                                              512,798            524,784
      Income taxes payable                                                              647,675            890,675
                                                                                   ------------        -----------

           Total current liabilities                                                  5,212,362          5,888,587
                                                                                   ------------        -----------

Commitments and contingent liabilities

Stockholders' equity:
     Preferred stock, $.10 par value, 500,000
         shares authorized, none issued                                                       -                  -
     Common stock, $.10 par value, 10,000,000
         shares authorized;  5,364,907 shares issued                                    536,491            536,491
     Additional paid in capital                                                       8,612,719          8,613,640
     Retained earnings                                                               25,883,143         25,500,362
     Accumulated other comprehensive income                                              54,592             35,516
     Less treasury stock at cost, 1,353,686 and
          1,354,663 shares, respectively, in 2004 and 2003                           (7,861,140)        (7,869,691)
                                                                                   ------------        -----------

           Total stockholders' equity                                                27,225,805         26,816,318
                                                                                   ------------        -----------

           Total liabilities and stockholders' equity                             $  32,438,167       $ 32,704,905
                                                                                   ============        ===========

                              NOBILITY HOMES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                                                  Three Months Ended
                                                                                  ------------------
                                                                            January 31,          February 1,
                                                                                2004                 2003
                                                                         -----------------    -----------------

Net sales                                                                  $ 10,198,241        $   8,482,415
Net sales - related parties                                                          -                    -
                                                                            -----------         ------------

      Total net sales                                                        10,198,241            8,482,415

Cost of goods sold                                                           (7,611,701)          (6,258,985)
                                                                             -----------        ------------

      Gross profit                                                            2,586,540            2,223,430

Selling, general and administrative expenses                                 (1,584,529)          (1,385,043)
                                                                            -----------         ------------

      Operating income                                                        1,002,011              838,387
                                                                            -----------         ------------

Other income:
    Interest income                                                              88,461               40,297
    Undistributed earnings in joint venture -  Majestic 21                       71,002               21,567
    Miscellaneous income                                                         29,407                9,333
                                                                            -----------         ------------
                                                                                188,870               71,197
                                                                            -----------         ------------

Income before provision for income taxes                                      1,190,881              909,584

Provision for income taxes                                                     (407,000)            (309,000)
                                                                            -----------         ------------

      Net income                                                                783,881              600,584

Other comprehensive income, net of tax
    Unrealized investment gain                                                   19,076                    -
                                                                            -----------         ------------

    Comprehensive income                                                   $    802,957        $     600,584
                                                                            ===========         ============

Average shares outstanding
    Basic                                                                     4,010,255            4,014,246
    Diluted                                                                   4,063,875            4,036,337

Earnings per share
    Basic                                                                  $       0.19        $        0.15
    Diluted                                                                $       0.19        $        0.15